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                                                                  Exhibit 23.1



                                 [Letterhead]



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Blyth Industries, Inc. on Form S-8 (No. 33-91954 and 333-50011) and Form S-3 (No. 333-37659) of our report dated March 25, 1998, on our audit of the consolidated financial statements and financial statement schedule of Blyth Industries, Inc. and Subsidiaries as of January 31, 1998, and for the year then ended, which report is included in this Annual Report on Form 10-K.



                                       /s/ COOPERS & LYBRAND L.L.P.


Chicago, Illinois
April 27, 1998